INDOOR HARVEST CORP. 8-K

Exhibit 10.2

Indoor Harvest, Corp. 5300 East Freeway Suite A Houston, TX 77020 Tel 832-649-3998 grow@indoorharvest.com www.indoorharvest.com

Annette Knebel

10611 Alderford Court

Houston, Texas 77070

Phone: 346-310-3427

Email: aknebel@indoorharvest.com

December 13, 2017

Dear Board of Directors:

In my role as Chief Accounting Officer for Indoor Harvest Corp, I am pleased to provide my resignation, effective January 1, 2018, due to my appointment as Chief Financial Officer for Indoor Harvest. I remain a member of the Indoor Harvest Board of Directors. I look forward to my new role in the Company and am excited to continue to help the Company’s business plan succeed.

Sincerely,

Annette Knebel